UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2022

T Series Middle Market Loan Fund LLC
(Exact name of Registrant as Specified in Its Charter)

Delaware	27-0279273
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

1585 Broadway New York, NY	10036
(Address of principal executive offices)	(Zip Code)

1 (212) 761-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement

On July 19, 2022, T Series Middle Market Loan Fund LLC (the “Company”) entered into that certain Second Amendment to Revolving Credit Agreement (the “Second Amendment”), amending that certain Revolving Credit Agreement, dated November 5, 2021 (as amended by that certain First Amendment to Revolving Credit Agreement, dated as of January 25, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified, including by the Second Amendment, the “Credit Agreement”) by and among the Company, as Borrower and Commonwealth Bank of Australia as Administrative Agent under the Credit Agreement, as Lead Arranger, as the Letter of Credit Issuer and as a Lender. The Second Amendment amends the Credit Agreement to, among other things, move to SOFR as the interest rate benchmark rate and include a short-term increase in the Maximum Commitment (as such term is defined in the Credit Agreement) in the amount of $100 million for an aggregate Maximum Commitment of $425 million. The temporary increase maturity date is January 25, 2023. On such date, the Maximum Commitment will revert back to the initial $325 million.

The description above is only a summary of the Second Amendment and is qualified in its entirety by reference to the copy of the amendment, which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

Item 3.02. Unregistered Sales of Equity Securities.

On July 6, 2022, the Company delivered a capital drawdown notice relating to the sale of approximately 5,900,462 of the Company’s common units, (the “Common Units”) for an aggregate offering price of $115 million. The sale closed on July 14, 2022.

The sale of Common Units is being made pursuant to a subscription agreement entered into by the Company and its investors. Under the terms of the subscription agreement, an investor is required to fund drawdowns to purchase Common Units up to the amount of its capital commitment on an as-needed basis with a minimum of ten business days’ prior notice.

The issuance of the Common Units is exempt from the registration requirements of the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from each investor in the subscription agreement that such investor was an accredited investor as defined in Regulation D under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 19, 2022		T SERIES MIDDLE MARKET LOAN FUND LLC

	By:	/s/ Venugopal Rathi
Venugopal Rathi
Chief Financial Officer